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                        BLANK ROME TENZER GREENBLATT LLP
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174

                                February 7, 2000

Frontline Communications Corporation
One Blue Hill Plaza
Pearl River, New York  10965

Gentlemen:

         You have requested our opinion with respect to the sale by Frontline Communications Corporation, a Delaware corporation (the "Company") pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended (the "Act"), of : (i) up to 1,150,000 shares (the "Shares") of Series B Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), (ii) the shares of common stock, $.01 per share, of the Company ("Common Stock") that may be issued upon conversion of the Shares (the "Conversion Shares"), (iii) 230,000 shares of Common Stock that have been registered for issuance in lieu of cash dividends on the Shares (the "Dividend Shares"), (iv) warrants to purchase 100,000 shares of Preferred Stock to be issued to the representative of the underwriter of the Company's offering contemplated by the Registration Statement (the "Warrants"), (v) 100,000 shares of Preferred Stock (the "Representative's Preferred Shares") that may be issued upon exercise of the Warrants and (vi) shares of Common Stock (the Representative's Common Stock") that may be issued upon conversion of the Representative's Preferred Shares .

         We have examined originals, or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuiness of all signatures appearing on all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company .Based upon the foregoing, it is our opinion that: (1) the Shares when sold, paid for and issued as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable; (2) the Conversion Shares when issued by the Company upon conversion of the Shares, in accordance with their terms, will be validly issued, fully paid and non assessable; (3) the Dividend Shares when issued by the Company as a dividend on the Shares in accordance with their terms, will be validly issued, fully paid and non assessable; (4) the Warrants, when issued and paid for as contemplated by the Registration Statement, will constitute the binding obligation

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Frontline Communications Corporation
February 7, 2000
Page 2


of the Company, enforceable in accordance with their terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Securities and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally; (5) the Representative's Preferred Shares when issued upon exercise of the Warrants, in accordance with their terms, will be validly issued, fully paid and non assessable and (6) the Representative's Common Stock when issued upon conversion of the Representative's Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and non assessable.

         We hereby consent to the use of this opinion in the Registration Statement, and to the use of our name as counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                 Very truly yours,

                                            /s/ Blank Rome Tenzer Greenblatt LLP

                                         BLANK ROME TENZER GREENBLATT LLP